Exhibit 99.2

Q4 and FY 2016 Earnings Call February 23, 2017

Industry Data and Forward-Looking Statements Disclaimer

- Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control.
- This presentation contains "forward-looking statements", as defined in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our ability to continue to grow our business organically and through acquisitions; (iv) the sufficiency of our liquidity and alternate sources of funding, if necessary; (v) our ability to realize revenue from customer orders and backlog; (vi) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (vii) the economy and the potential impact it may have on our business, including our customers; (viii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (ix) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (x) the effects of the recent change of administrations in the U.S. federal government; (xi) our ability to successfully integrate and operate the business of Red Wolf Company, LLC and to identify, negotiate and execute future acquisitions; and (xii) the potential loss of tax benefits if we experience an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.
- This presentation contains non-GAAP financial information. We believe that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Please see our earnings release dated February 23, 2017 for a reconciliation of certain non-GAAP measures presented in this presentation.

2/23/2017
© 2017 Broadwind Energy, Inc. All rights reserved.
2

2016 Highlights 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 3 ▪ 2016 was 1 st profitable year in Company history ▪ Orders of $275M nearly triple 2015 orders of $94M ▪ More than d oubled gross profit margin ▪ Cost reductions of $9M exceeded plan by $1M ▪ Strong cash balance of $22M at year end

2016 Priorities 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 4 Met or exceeded 2016 goals 2016 Priorities 2016 Results Double Order Intake FY16 orders of $275M nearly triple FY15 Maintain Consistent Tower Production Production on schedule, Abilene made dramatic improvement Aggressively Manage Costs Reduced manufacturing overhead and operating expense by $9M vs. target of $8M

Wind Fundamentals Remain Strong 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 5 0 20 40 60 80 100 GW Cumulative Installations – U.S. Source: AWEA Q4 Market Report 82 GW Wind Power Capacity Under Construction/Advanced Development ▪ Over 82 GW currently installed in the U.S. ▪ 8.2GW added in 2016 – wind now provides 5.5% of electrical power in the U.S. ▪ >18GW under construction or in advanced development at end of 2016 ▪ Commercial/Industrial customers signed 39% of power purchase agreements in 2016, including GM, Amazon, Microsoft, Avery Denison and others. Source: AWEA Q4 Market Report

- 50 100 150 200 250 300 350 Q4 11 Q4 12 Q4 13 Q4 14 Q4 15 Q4 16 Millions Orders and Backlog Orders – $M ▪ $29M of new Towers & Weldments orders in Q416, up sharply from Q415 ▪ Q416 Gearing orders up vs. PY – orders from mining and steel customers increased. ▪ Oil & Gas quotes are accelerating. Order Backlog – $M ▪ Year - end backlog $189M ▪ $137M tower order booked in Q2 2016 extends backlog into 2019 ▪ Strong industry dynamics and customer relationships leading to increased orders Q4 2015 Q4 2016 Book : Bill Ratio FY 2015 FY 2016 Book : Bill Ratio Towers & Weldments 2.8 29.4 .55 69.1 260.8 1.64 Gearing 2.1 2.9 .49 24.9 14.2 .69 Total 4.9 32.3 .55 94.0 275.0 1.53 © 2017 Broadwind Energy, Inc. All rights reserved. 6 2/23/2017

Consolidated Financial Results 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 7 ▪ Q416 sales up 28% from prior year - significantly improved production vs. PY challenges with difficult tower contract ▪ Q416 gross margin, profit and EPS all higher than PY due primarily to significant operational efficiency improvements in the Towers and Weldments segment and successful cost management actions across the Company, notably Gearing * Reconciliation to non - GAAP measure included in Appendix 2015 2016 2015 2016 Total Sales 37.6$ 48.2$ 199.2$ 180.8$ Gross Profit -6.2 4.7 7.9 18.1 Gross Profit % -16.5% 9.8% 4.0% 10.0% Total Operating Expense 4.8 4.1 19.8 16.2 Income from Operations -11.0 0.6 -11.9 1.9 % of Sales -29.3% 1.2% -6.0% 1.1% Adj. EBITDA -8.1 2.5 -0.4 9.6 % of Sales -21.4% 5.2% -0.2% 5.3% EPS, Continuing -0.73 0.03 -0.83 0.09 Memo: Net I/(L) incl. Disc. Ops. -10.8 0.3 -21.8 0.3 $M except as noted otherwise Q4 FY

Towers and Weldments Q4 2015 Q4 2016 FY 2015 FY 2016 Orders ($M) 2.8 29.4 69.1 260.8 Towers Sold (#) 93 119 450 458 Revenue ($M) 31.9 42.3 170.9 160.2 Operating Income ($M) - 5.8 2.8 4.7 12.8 - % of Sales - 18.2 6.6 2.8 8.0 EBITDA* ($M) - 4.2 3.9 9.5 17.2 - % of Sales - 13.1 9.2 5.6 10.7 Q4 Results ▪ Q416 revenue and operating income up vs. Q415 – significant production improvements in Abilene ▪ 2015 Production issues are behind us – CI Initiatives have taken root ▪ Q416 towers sold up 28% vs. Q415 2017 Objectives ▪ Sell remaining 2017 tower capacity; build and diversify weldments backlog ▪ Reduce tower production cost through comprehensive cost - out program ▪ Complete investment in Abilene capacity expansion and coatings process improvements 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 8 0 100 200 300 400 500 2012 2013 2014 2015 2016 # of Towers Annual Tower Sales * Reconciliation to non - GAAP measure included in Appendix

(3.0) (2.5) (2.0) (1.5) (1.0) (0.5) - Q1 15 Q2 15 Q3 15 Q4 15 Q1 16 Q2 16 Q3 16 Q4 16 $M Narrowing Operating Loss in Gearing Gearing Q4 2015 Q4 2016 FY 2015 FY 2016 Orders ($M) 2.1 2.9 24.9 14.2 Revenue ($M) 5.8 5.9 29.6 20.6 Operating Loss ($M) - 2.9 - .2 - 8.2 - 3.2 EBITDA* ($M) - 1.5 .5 - 2.1 - .6 Q4 Results ▪ Orders up vs. Q415 – increased orders from mining and steel customers ▪ Generated $. 5M EBITDA in Q416 ▪ Significant improvement in FY o perating l oss on lower revenue – cost management and lower depreciation both contributed ▪ All operating metrics sharply better in 2H16 – productivity, scrap, past due shipments at 0 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 9 2017 Objectives ▪ Expand sales efforts to improve capacity utilization ▪ Continue aggressive cost management ▪ Continue cross - training to improve labor productivity * Reconciliation to non - GAAP measure included in Appendix C ost management e fforts evident in 2016

Liquidity 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 10 ▪ Cash and short - term investments totaled $ 22M at 12/31/16; credit line undrawn ▪ FY 2016 Capex totaled $6.6M ▪ Year - end 2016 debt balance of $4.1M includes New Markets Tax Credit and capitalized leases *Operating Working Capital = Trade A/R + Inventories – Trade Payables – Customer Deposits 12/31/15 12/31/16 DSO 26 22 Inv. Turns 7.5 8.2 DPO 24 33 Cash Conv. (days) 28 0 Strong Working Capital Management 12/31/201512/31/2016 Cash Assets 12.7$ 21.9$ Accounts Receivable 9.8 11.9 Inventory 24.2 21.2 PPE 51.9 54.6 Other 11.3 8.1 Total Assets 109.9 117.7 Accounts Payable 13.8 15.9 Customer Deposits 9.9 18.0 Debt + Cap. Leases 5.8 4.1 Other 12.9 11.1 Total Liabilities 42.4 49.1 Equity 67.5 68.6 (In Millions)

VISION: Over the next three years we will double our sales by growing our existing businesses and expanding our presence in clean tech. We will build lasting customer relationships and increase our profitability through improved commercial and operational execution. Strategy 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 11 FY16 Sales $180M EBITDA 5% Sales $360M EBITDA 10% MISSION: Broadwind Energy is a precision manufacturer of structures, equipment & components for clean tech and other specialized applications. Acquisitions and Organic Growth Acquisition focus on Clean Tech and bolt - on to existing business, Organic growth of existing and acquired businesses

Red Wolf, A Broadwind Energy Company

A Broadwind Energy Company



- ~$30 million contract manufacturer specialized in kitting, light fabrication, packaging/assembly and testing
- Diversifies BWEN into gas turbine install and upgrade market
- Adds new southeast regional geographic manufacturing presence in close proximity to leading Power Generation OEM's
- 2/3 of Red Wolf's sales support installed base vs. new units
- Leverage existing customer base and capabilities to expand business
- Establishes base business platform to support "Broadwind Process Systems" vision

2/23/2017
© 2017 Broadwind Energy, Inc. All rights reserved.
Broadwind ENERGY
12

New Segment Reporting Structure 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 13 Towers & Weldments Gears Previous Towers & Weldments CNG Red Wolf Gears New Process Systems

2017 Guidance and Priorities Guidance Q1 2016 Q1 2017 % Change FY 2016 FY 2017 % Change Revenue $46.8 $54 - 56M +15 - 19% $180.8 $210 - 220M +16 - 21% EBITDA* 1.7 ~$3M +>75% $9.6 $14 - 16M +45 - 66% 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 14 ▪ Sell remaining 2017 tower capacity ▪ Reduce tower production costs through improved paint and welding ▪ Complete Tower plant expansion project ▪ Seamless integration of Red Wolf ▪ Expand commercial relationships in Gearing * Income guidance highly uncertain pending third party determination of purchase accounting for Red Wolf – will update after Q1. Reconciliation to non - GAAP measure included in Appendix.

Business Summary 2/23/2017 © 2017 Broadwind Energy, Inc. All rights reserved. 15 ▪ First profitable year ▪ Best in class practices implemented to manage supply chain data collection, labor productivity, training, and new product introductions ▪ Wind markets fundamentally strong…oil and gas and mining recovering ▪ Surplus cash redeployed to diversify into gas turbine supply chain with Red Wolf acquisition ▪ Conservative capital structure supports growth objectives ▪ >$200 million NOL to shelter income for foreseeable future

Appendix

Consolidated	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Net Income/(Loss) from continuing operations	$ 405	$ (10,726)	$ 1,335	$ (12,246)
Interest Expense	193	188	625	799
Income Tax Provision/(Benefit)	14	(25)	(2)	(36)
Depreciation and Amortization	1,776	2,319	6,914	9,180
Share-based Compensation and Other Stock Payments	126	(4)	753	893
Restructuring Expense	-	186	-	1,060
Adjusted EBITDA (Non-GAAP)	$ 2,514	$ (8,062)	$ 9,625	$ (350)

Towers and Weldments Segment	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Net Income/(Loss)	$ 1,772	$ (3,780)	$ 8,510	$ 3,096
Interest Expense	5	-	26	4
Income Tax Provision/(Benefit)	1,001	(1,598)	4,286	2,161
Depreciation and Amortization	1,100	992	4,166	3,954
Share-based Compensation and Other Stock Payments	11	6	165	112
Restructuring Expense	-	186	-	186
Adjusted EBITDA (Non-GAAP)	$ 3,889	$ (4,194)	$ 17,153	$ 9,513

Gearing Segment	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Net Loss	$ (159)	$ (2,841)	$ (3,258)	$ (8,243)
Interest Expense	-	6	9	35
Income Tax Provision/(Benefit)	(3)	(4)	4	(9)
Depreciation and Amortization	627	1,275	2,546	5,032
Share-based Compensation and Other Stock Payments	17	45	106	228
Restructuring Expense	-	-	-	874
Adjusted EBITDA (Non-GAAP)	$ 482	$ (1,519)	$ (593)	$ (2,083)

Corporate and Other	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 31, 2015
Net Loss	$ (1,208)	$ (4,105)	$ (3,917)	$ (7,099)
Interest Expense	188	181	590	760
Income Tax Provision/(Benefit)	(984)	1,578	(4,292)	(2,188)
Depreciation and Amortization	49	52	202	194
Share-based Compensation and Other Stock Payments	98	(55)	482	553
Adjusted EBITDA (Non-GAAP)	$ (1,857)	$ (2,349)	$ (6,935)	$ (7,780)

2/23/2017
© 2017 Broadwind Energy, Inc. All rights reserved.
Broadwind ENERGY 16

Broadwind Energy is a precision manufacturer of structures, equipment & components for clean tech and other specialized applications . www.BWEN.com © 2017 Broadwind Energy, Inc. All rights reserved. 17 2/23/2017